UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2020

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WOR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01.  Other Events.

Worthington Industries, Inc. (“Worthington”) has for some time invested in various forms of innovation. Most of that investment has been in and around new product development within Worthington, but Worthington has occasionally invested in outside companies that have innovative ideas or products with a potential to create significant change in industries.

As previously disclosed, in 2015, Worthington, through its wholly-owned subsidiary WI Ventures, LLC (“the Company”), provided startup seed capital of approximately $2 million to Nikola Corporation (“Old Nikola”), whose business is focused on the design and manufacture of electric and hydrogen trucks and powertrains. Old Nikola in effect became a public company through a reverse Merger (the “Merger”) with a subsidiary of VectoIQ Acquisition Corporation (“VectoIQ”), a NASDAQ listed publicly traded company, which Merger became effective as of the close of business on June 3, 2020 (the “Effective Date”). In connection with the Merger, VectoIQ changed its named to Nikola Corporation (“Nikola”), and shares of Old Nikola were exchanged for shares of Nikola. As a result, the Company owns 19,048,020 shares of Nikola. You can find more details about Nikola on the website nikolamotor.com (this is only a textual reference to the website and is not intended to incorporate the information contained in the website in this Current Report on Form 8-K). Nikola shares now trade on The NASDAQ Stock Market under the symbol “NKLA".

In connection with the Merger, as of the Effective Date, the Company entered into a Lock-Up Agreement with Nikola which restricts the Company’s ability to, and the number of Nikola shares the Company may, transfer, pledge or otherwise dispose of, or agree to do so, for various periods of up to 180 days. This summary is qualified by the actual terms of the Lock-Up Agreement, a copy of which is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8‑K:

Exhibit No.	Description

99.1	Lock-Up Agreement dated as of June 3, 2020 among Nikola Corporation, VectoIQ Acquisition Corporation and WI Ventures, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: June 5, 2020	By:	/s/Dale T. Brinkman
Dale T. Brinkman, Senior Vice President- Administration, General Counsel & Secretary